UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 17, 2021
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Buiding B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2021, Establishment Labs Holdings Inc. (the “Company”) announced that Pratip Dastidar, age 58 had been appointed as the Company’s Head of Global Operations, effective May 17, 2021. Mr. Dastidar has provided consulting services in digital transformation for the Company since October 2020. From January 2018 to June 2020, he was the Senior Vice President and Chief Transformation Officer of Service Master. From 2015 until 2017, he led process innovation that enabled operational scale-up at Salesforce. He previously held executive positions at Hewlett-Packard, Amazon, Applied Materials, WABCO and others. He was also previously a consultant with McKinsey & Company. Mr. Dastidar holds a Ph.D. in Mechanical Engineering from the University of Massachusetts, Amherst, and a Bachelor of Technology in Mechanical Engineering from Indian Institute of Technology, Kharagpur.

In connection with his position as Head of Global Operations, the Company entered into an Employment Agreement with Mr. Dastidar which provides for, among other things, (i) a base salary of $340,000, (ii) annual bonus eligibility with a target bonus amount of 50% of salary, and (iii) certain other benefits, including nine months of severance. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, Mr. Dastidar will enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.

There are no arrangements or understandings between Mr. Dastidar and any other persons pursuant to which he was appointed as an officer of the Company. Mr. Dastidar has no family relationships with any of the Company’s directors or executive officers, and, other than as described above, Mr. Dastidar does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Along with today’s announcement on the appointment of Mr. Dastidar, the Company also announced that Salvador Dada, who has been on medical leave since March 19, 2021, will return to the company in the near future as Head of Special Projects, the first of which will be to oversee the company’s expansion into new manufacturing facilities and R&D labs in the Coyol Free Zone in Costa Rica.

On May 18, 2021, the Company issued a press release announcing the appointment of Mr. Dastidar as the Company’s Head of Global Operations and the return of Mr. Dada. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Registrant and Pratip Dastidar, dated May 17, 2021.
99.1	Press Release of Establishment Labs Holdings Inc. dated May 18, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	May 18, 2021	By:	/s/ Renee M. Gaeta
		Name:	Renee M. Gaeta
		Title:	Chief Financial Officer